Exhibit 3.39

Doc 38 Exhibit 3.39  PAGE 1 State of Delaware  Office of the Secretary of State  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WHOLE FOODS MARKET SERVICES, INC.”, FILED IN THIS, OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1994 AT 12 O’CLOCK P.M.  A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.  [ILLEGIBLE] Edward J. Freel, Secretary of State  AUTHENTICATION:  2466630 8100 7359486 DATE: 944260585 12-30-94

CERTIFICATE OF INCORPORATION  OF  WHOLE FOODS MARKET SERVICES, INC.  1. The name of the Corporation is: Whole Foods Market Services, Inc,  2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.  3. The nature of the business of purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.  4. The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares of common stock and the par value for each of such shares is One dollar and No/100 ($1.00) par value, amounting in the aggregate of One Thousand Dollars ($1,000.00).  5. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.  6. The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.  7. Meetings of shareholders may be held within or without the State of Delaware, as the bylaws provide. The books of the Corporation may be kept (subject to any provision contained in the bylaws) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or the bylaws of the Corporation.  8. The Corporation is to have perpetual existence.  9. The Corporation shall have the power to indemnify any person for whom indemnification is permitted by Section 145 of the Delaware General Corporation Law, as amended, to the fullest extent permissible under Section 145 of the Delaware General Corporation Law, as amended, and the Corporation may purchase such liability, indemnification and/or other similar insurance as the Corporation from time to time shall deem necessary or appropriate.

The Corporation may purchase and maintain liability, indemnification and/or other similar insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the Delaware General Corporation Law.  The power to indemnify provided in this Article 9 shall be exercised (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.  10. The right to cumulate votes in the election of directors, and/or cumulative voting by any shareholder, is hereby expressly denied.  11. No shareholder of this Corporation shall, by reason of his holding shares of any class of stock of this Corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of slock of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities either in whole or in part to the existing shareholders of any class.  12. No contract or other transaction between this Corporation and any person, firm, association or corporation and no act of this Corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation is pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or is related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise, Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any shareholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

13. Pursuant to Section 102 of the Delaware General Corporation Law, as amended, no member of the Board of Directors shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any act under Section 174 of the Delaware General Corporation Law regarding the unlawful payment of dividends, or (iv) any transaction from which the director derived an improper benefit.  14. Any action required by the Act to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such action shall be taken in accordance with the provisions of Section 228 of the Delaware General Corporation Law, as amended.  15. The name and mailing address of the incorporator is:  Donald L. Stuart c/o Drenner & Stuart, L.L.P. 301 Congress Avenue, Suite 2100 Austin, Texas 78701  16. The powers of the incorporator shall terminate upon filing of this certificate of incorporation, and the name and mailing address of the person who is to serve as the sole director of the Corporation until the first annual meeting of the shareholders or until his successors are elected and Qualified is:  Glenda Flanagan Whole Foods Market Services, Inc. 1705 Capitol of Texas IIwy. South, Suite 400 Austin, Texas 78746  The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has executed this Certificate of Incorporation this 30th day of December, 1994.  [ILLEGIBLE] Donald L. Stuart